Exhibit 4.6

NEITHER THE ISSUANCE AND SALE OF THIS WARRANT NOR THE ISSUANCE OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE TRANSFERRED OR OTHERWISE SOLD UNLESS THIS NOTE OR SUCH SECURITIES HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

June 19, 2015

BOSTON OMAHA CORPORATION

CLASS A COMMON STOCK WARRANT

BOSTON OMAHA CORPORATION, a Delaware corporation (the “Company”), hereby certifies that, for value received, ________________, or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. Eastern time, on the Expiration Date (as hereinafter defined), that number of fully paid and nonassessable shares of Class A Common Stock (as defined below) as is equal to the Warrant Number (as hereinafter defined), at the Exercise Price (as hereinafter defined).  The Warrant Number and Exercise Price are subject to adjustment as provided in this Warrant.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)       “Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

(b)       “Expiration Date” means June 18, 2025.

(c)       “Exercise Price” means $10.00 per share, subject to adjustment pursuant to Section 6 hereof.

(d)       “Warrant Number” means ______ shares of Class A Common Stock.

1.           Initial Exercise Date; Expiration.  Subject to the provisions hereof, this Warrant may be exercised at any time or from time to time before it expires at 5:00 p.m., Eastern time, on the Expiration Date.

2.           Exercise of Warrant.

(a)            Exercise of Warrant.  Subject to the provisions of Section 1, this Warrant may be exercised in full or in part by the Holder hereof by surrender of this Warrant, together with an exercise notice in the form attached hereto (the “Exercise Notice”) duly executed by the Holder, to the Company at its principal office, accompanied by payment of the aggregate Exercise Price for the shares of Class A Common Stock to be purchased hereunder upon such exercise.  In accordance with Section 13 below, upon any transfer of this Warrant prior to its exercise or expiration, this Warrant shall automatically be converted into a Warrant to acquire shares of the Company’s Common Stock (as defined below).

(b)            Partial Exercise.  For any partial exercise pursuant to Section 2(a) hereof, the Holder shall designate in the Exercise Notice the number of shares of Class A Common Stock that it wishes to purchase.  On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Class A Common Stock represented by this Warrant which have not been purchased upon such exercise.

(c)            Payment of Exercise Price.  At the option of the Holder, payment of the Exercise Price for any exercise of this Warrant pursuant to Section 2(a) above shall be made (i) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (ii) by check payable to the order of the Company, (iii) by cashless exercise as provided in Section 2(d) below, (iv) by offsetting any indebtedness or other amount owed by the Company to the Holder, or (v) by any combination of such methods.

(d)            Cashless Exercise. This Warrant may be exercised at the Holder’s election, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Class A Common Stock equal to the quotient obtained by the following formula:

(A - B)(X)
(A)

where:

(A)	=	the fair market value (“FMV”) of one share of Class A Common Stock as of the date of such exercise, as determined in good faith by the Board of Directors of the Company (the “Board”);

(B)	=	the Exercise Price, as adjusted hereunder; and

(X)	=
the number of shares of Class A Common Stock that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

3.           When Exercise Effective.  The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 2(a) (together with the Exercise Notice and payment specified in Section 2(a)).

4.           Delivery on Exercise.  As soon as practicable after the exercise of this Warrant in full or in part pursuant to Section 2(a), and in any event within ten (10) business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and nonassessable full shares of Class A Common Stock to which the Holder shall be entitled on such exercise, together with cash, in lieu of any fraction of a share, equal to such fraction of the then FMV at the time of exercise.  The Board shall promptly respond in writing to a reasonable inquiry by the Holder hereof as to the FMV of the Class A Common Stock for purposes of this Section 4.

All shares of Class A Common Stock issued upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof, and the Company shall pay all taxes and other governmental charges that may be imposed in respect to the issue or delivery thereof.

5.           Termination of Warrant.  This Warrant shall terminate upon the earlier of the exercise of this Warrant or the Expiration Date.

6.           Adjustment of Purchase Price and Number of Shares.  The shares of Class A Common Stock issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

(a)            Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Exercise Price of this Warrant and the number of shares of Class A Common Stock issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Class A Common Stock.  For example, if there should be a 2-for-1 stock split with respect to the Class A Common Stock, the Exercise Price would be divided by two and such number of shares would be doubled.

(b)            Adjustment for Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution after the date hereof with respect to shares of Class A Common Stock payable in (i) securities of the Company (other than shares of Class A Common Stock) or (ii) assets (other than cash), then, in each case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Class A Common Stock issuable on such exercise prior to such date, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

(c)            Other Action Affecting Shares of Class A Common Stock.  In case the Company shall take any action affecting the outstanding number of shares of Class A Common Stock other than an action described in any of the above Sections 6(a) or 6(b), which is determined in good faith by the Board to have an inequitable effect on Holder, the Exercise shall be adjusted in such manner and at such time as Board determines in good faith to be equitable in the circumstances.

(d)            Certificate as to Adjustments.  In case of any adjustment or readjustment under this Section 6, the Company will promptly (but within ten (10) business days) give written notice thereof to the Holder of this Warrant in the form of a certificate, certified and confirmed by the President of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7.           No Impairment.  The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

8.           Notices of Record Date, etc.  In the event of

(a)            any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)            any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person including, without limitation, any change of control of the Company, or

(c)            any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail to the Holder hereof a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Class A Common Stock shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.  Such notice shall be mailed at least ten (10) business days prior to the date therein specified.

9.           Exchange of Warrant.  On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to the Holder hereof a new warrant of like tenor, in the name of the Holder calling in the aggregate on the face thereof for the number of shares of Class A Common Stock called for on the face of the Warrant so surrendered.

10.           Replacement of Warrant.  On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

11.           Investment Intent.  Unless a current registration statement under the Securities Act of 1933, as amended (the “Securities Act”) shall be in effect with respect to the issuance of the securities to be issued upon exercise or redemption of this Warrant, the Holder thereof, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, such Holder will deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the own account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities.  The Holder hereof represents and warrants that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

12.           Legends.  This Warrant and the shares of Class A Common Stock purchasable hereunder shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

13.           Transfer.  Notwithstanding anything to the contrary, the Holder shall not assign or transfer this Warrant without the prior written consent of the Company.  In the event the Holder sells, assigns, gives, pledges, hypothecates, encumbers or otherwise transfers all or any portion of this Warrant in accordance with this Section 13, then this Warrant shall automatically (without any further action required on the part of the Company, the Holder or the transferee) be converted into a Warrant to acquire shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”).  In such event, this Warrant shall be exercisable for a number of shares of Common Stock equal to the Warrant Number for a price equal to the Exercise Price, and all references to Class A Common Stock in this Warrant shall be deemed deleted and replaced with references to Common Stock.

14.           No Rights or Liability as a Stockholder.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company until so exercised.  No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Class A Common Stock issuable hereunder, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

15.           Damages.  The Company recognizes and agrees that the Holder will not have an adequate remedy if the Company fails to comply with the terms of this Warrant and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder of this Warrant requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach on the terms hereof.

16.           Notices.  All notices referred to in this Warrant shall be in writing and shall be delivered personally, by facsimile, or by certified or registered mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and (ii) to the Holder, at such Holder’s address as it appears in the records of the Company (unless otherwise indicated in accordance with the provisions of this Section 16 by such Holder).

17.           Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.  This Warrant shall be governed by and construed and enforced in accordance with the general corporation law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be issued this 19th day of June, 2015.

BOSTON OMAHA CORPORATION

By: ______________________________
Name: Alex B. Rozek
Title: President

EXERCISE NOTICE

[To be signed only on exercise of Warrant]

To: Boston Omaha Corporation

The undersigned, the Holder of the within Warrant, hereby irrevocably elects, in accordance with and subject to the provisions of Section 2(a) of such Warrant, to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Class A Common Stock of Boston Omaha Corporation and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to Holder, whose address is ______________________________________.

Sincerely,

[Name and Signature of Holder]

Dated:
___________________________

*Insert here the number of shares as to which the Warrant is being exercised.